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                                  Exhibit 5.1
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                               May 17, 1996


Intermedia Communications of Florida, Inc.
3625 Queen Palm Drive
Tampa, Florida 33619-1309

Gentlemen:

      We have acted as counsel for Intermedia Communications of Florida, Inc. (the "Company"), a Delaware corporation, in connection with the registration pursuant to a Registration Statement on Form S-8 (the "Registration Statement"") by the Company under the Securities Act of 1933, as amended (the "Act"), of 1,500,000 shares of the Company's common stock, $.01 par value (the "Common Stock"), to be offered for sale by the Company under Intermedia Communications of Florida, Inc. Long Term Incentive Plan (the "Plan").

      We have examined the Company's Certificate of Incorporation and By-laws, both as amended, and minute books and such other documents and records as we have deemed necessary and relevant as a basis for our opinions hereinafter set forth. For the purposes of this letter, we have assumed the genuineness of all signatures and the conformity to original documents of all instruments furnished to us for review or examination as copies.

      Based on the foregoing and having regard to such legal considerations as we have deemed relevant, it is our opinion that:


      1. The Company is a corporation duly organized under the laws of the State of Delaware.

      2. The Common Stock covered by the Registration Statement has been duly authorized by the Board of Directors of the Company and, upon approval by the record holders of Common Stock, will be validly authorized.

      3. When (i) the Plan has been authorized by the shareholders of the Company, (ii) the Common Stock has been duly registered under the Act, (iii) certificates for the Common Stock have been duly delivered, and (iv) the Company has received the consideration to be received by it pursuant to the Plan, the Common Stock will be validly issued, fully paid and non-assessable by the Company, with no personal liability attaching to ownership thereof.

      We hereby consent to the inclusion of this opinion in the Registration Statement and to the references to this firm contained therein.

                          Very truly yours,



                          KRONISH, LIEB, WEINER & HELLMAN LLP